UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2012

Motorcar Parts of America, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-33861	11-2153962
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 California Street, Torrance CA	90503
(Address of Principal Executive Offices)	(Zip Code)

(310) 212-7910
(Registrant’s telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On April 26, 2012, Motorcar Parts of America, Inc. (the “Company”) closed the sale of 1,936,000 shares of common stock to accredited investors in a private placement exempt from registration under the Securities Act in reliance upon Rule 506 of Regulation D for a purchase price of $7.75 per share (the “Private Placement”), pursuant to a Subscription Agreement and a Registration Rights Agreement dated April 20, 2012.  The Private Placement raised aggregate gross proceeds of approximately $15 million for the Company. A press release was issued on April 26, 2012 announcing the transaction, a copy of which is filed as an exhibit to this Form 8-K.

Item 3.02    Unregistered Sales of Equity Securities

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01    Financial Statements and Exhibits

d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 26, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Motorcar Parts of America, Inc.

Date: April 27, 2012	By:	/s/ Michael M. Umansky
Michael M. Umansky Vice President and General Counsel